r77q3e



7C.

List the name of each series or portfolio below and give a consecutive number to each series or portfolio starting with the number 1:

 Series
 Number*        Series Name                           Last?
 ------         -----------------------------------   -------
 100**          TREASURY MONEY MARKET FUND              N
 101***		COMMODITIESPLUS SHORT STRATEGY FUND     N
 102***		COMMODITIESPLUS STRATEGY FUND	        N
 103***		HIGH YIELD SPECTRUM FUND	        N
 104*** 	FX STRATEGY PORTFOLIO		        N
 105***		SENIOR FLOATING RATE PORTFOLIO	        N
 106***		REALRETIREMENT 2015 FUND                y
 107***		REALRETIREMENT 2025 FUND                N
 108***		REALRETIREMENT 2035 FUND                N
 109***		INTERNATIONAL FUNDAMENTAL INDEX PLUS
 		AR STRATEGY FUND		        N
 110***		SMALL COMPANY FUNDAMENTAL INDEXPLUS
		AR STRATEGY FUND	                N
 111***		SENIOR FLOATING RATE FUND               N
 112***		TOTAL RETURN FUND IV	                N
 113***		INFLATION RESPONSE MULTI-ASSET FUND     N
 114***		CREDIT ABSOLUTE RETURN FUND	        N
 115***		REALRETIREMENT 2045 FUND 	        N
 116***		SHORT-TERM FLOATING NAV PORTFOLIO III 	N
 120***		MODERATE DURATION PORTFOLIO	 	N
 121***		LOW DURATION PORTFOLIO		 	N
 122***		CALIFORNIA MUNICIPAL BOND FUND 		N
 123***		NATIONAL INTERMEDIATE MUNICIPAL
		BOND FUND		 		N
 124***		SHORT ASSET INVESTMENT FUND	 	N
 125***		WORLDWIDE FUNDAMENTAL ADVANTAGE AR
		STRATEGY FUND			 	N
 126***		MORTGAGE OPPORTUNITIES FUND		N
 127***		EMERGING MARKETS FULL SPECTRUM
		BOND FUND				N
 128***		TRENDS MANAGED FUTURES STRATEGY FUND 	N
 129***		EMG INTL LOW VOLATILITY RAFI-PLUS
		AR FUND 				N
 130***		INTL LOW VOLATILITY RAFI-PLUS AR Fund	N
 131***		LOW VOLATILITY RAFI-PLUS AR Fund	N
 132***         REALPATH 2055 FUND                      N
 133***         MULTI-STRATEGY ADVANTAGE FUND           N
 134***         WORLDWIDE LONG/SHORT FUNDAMENTAL        N
                STRATEGY FUND


*Assigned a series number of 100 or higher

**The funds/portolios listed have been registered but have not commenced operations as of March 31, 2015.

***See the latest shareholder reports for additional information on the funds/portfolios listed.